EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated July 1, 2008 with respect to the statements of condition including the related portfolios of EAFE Select 20 Portfolio 2008-3, The Dow Jones Select Dividend Index Strategy Portfolio 2008-3, Select 5 Industrial Portfolio 2008-3, Select 10 Industrial Portfolio 2008-4, Select S&P Industrial Portfolio 2008-3, Select S&P Core Portfolio 2008-3, Global 45 Dividend Strategy Portfolio 2008-3, Nasdaq Select 10 Portfolio 2008-3, Multi-Strategy Series: EAFE, EDVY 2008-3 and The Dow Contrarian Strategy Portfolio 2008-3 (included in Van Kampen Unit Trusts, Series 769) contained in the Registration Statement on Form S-6 and Prospectuses. We consent to the use of the afforementioned report in the Registration Statement and Prospectuses and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
July 1, 2008